News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Announces Merger of Subsidiaries

Terre Haute, Indiana, September 27, 2021 (Globe Newswire) – First Financial Corporation (NASDAQ: THFF) today announced that its Board of Directors has approved the merger of subsidiary, The Morris Plan Company of Terre Haute, into subsidiary, First Financial Bank N.A. The merger will be effective on December 31, 2021, subject to regulatory approval. The merger will result in increased efficiencies, which will be recognized beginning in the first quarter of 2022.

About First Financial Corporation
First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. and The Morris Plan Company of Terre Haute, Inc. First Financial Bank N.A. is the fifth oldest national bank in the United States, operating 81 banking centers in Illinois, Indiana, Kentucky and Tennessee. The Morris Plan Company of Terre Haute, Inc. is a state industrial chartered financial institution operating one office in Terre Haute, Indiana. Additional information is available at www.first-online.bank.

Investor Contact:
Rodger A. McHargue
Chief Financial Officer
P: 812-238-6334
E: rmchargue@first-online.com